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                                      PROXY

                         VAN KAMPEN ENTERPRISE PORTFOLIO

                                       OF

                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

        KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Van Kampen Enterprise Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14 , 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Capital Guardian U.S. Equity Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of Van Kampen Enterprise Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Van Kampen Enterprise Portfolio.

           FOR  [     ]     AGAINST  [     ]     ABSTAIN  [     ]

        Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                        Dated: ____________________, 2006

                                        ----------------------------------------
                                        Name of Insurance Company

                                        ----------------------------------------
                                        Name and Title of Authorized Officer

                                        ----------------------------------------
                                        Signature of Authorized Officer

VAN KAMPEN ENTERPRISE
PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____

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         2 EASY WAYS TO VOTE                   THE TRAVELERS SERIES TRUST
                                             VAN KAMPEN ENTERPRISE PORTFOLIO
1.  RETURN THIS VOTING INSTRUCTION              ONE CITYPLACE, HARTFORD,
    FORM USING THE ENCLOSED                         CONNECTICUT 06103
    POSTAGE-PAID ENVELOPE.
2.  VOTE BY INTERNET - SEE INSTRUCTIONS      VOTING INSTRUCTION FORM FOR THE
    IN PROSPECTUS/PROXY  STATEMENT.          SPECIAL MEETING OF SHAREHOLDERS
                                                MARCH 14, 2006, 10:00 A.M.

*** CONTROL NUMBER:     ***

VAN KAMPEN ENTERPRISE PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Van Kampen Enterprise Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. Eastern Time on March 14, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                        Date ____________________, 2006

                                              PLEASE SIGN IN BOX BELOW

                                        Signature - Please sign exactly
                                        as your name appears at left.
                                        Joint owners each should sign.
                                        When signing as attorney,
                                        executor, administrator, trustee
                                        or guardian, please give full
                                        title as such. If a corporation,
                                        please sign in full corporate
                                        name by president or authorized
                                        officer. If a partnership, please
                                        sign in partnership name by
                                        authorized person.

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           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                             FOR     AGAINST   ABSTAIN

To approve the Agreement and Plan of         [ ]       [ ]       [ ]
Reorganization with respect to the
acquisition of Van Kampen Enterprise
Portfolio, a series of the Trust, by
Capital Guardian U.S. Equity Portfolio,
a series of Metropolitan Series Fund,
Inc.